PRICING SUPPLEMENT

Pricing Supplement Dated: May 19th, 2003	Rule 424(b)(2)
(To Prospectus Supplement Dated May 3, 2002 and Prospectus Dated April 12,2000)	File No. 333-33814
Pricing Supplement No. 0047

U.S. $ 500,000,000

MARSHALL & ILSLEY CORPORATION

MINOTESSM

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Trade Date: 05/19/03

Issue Date: 05/22/03

Purchasing Agent: A.G. Edwards & Sons, Inc.

Agents: Robert W. Baird & Co., Prudential Securities,

UBS PaineWebber Inc.

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	SENIOR OR SUB-ORDINATED	INTEREST RATE
57183MBY5	$1,096,000.00	100%	2.50%	$1,068,600.00	Senior	5.25%

INTEREST PAYMENT FREQUENCY	FIRST COUPON DATE	MATURITY DATE	SURVIVOR'S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION/ REPAYMENT TERMS
Quarterly	8/15/03	5/15/28	Yes	Yes	5/15/08

Other Terms: Marshall & Ilsley Corporation MiNotes will be subject to redemption at the option of Marshall & Ilsley Corporation, at Par on the Interest Payment Date(s) occurring on or after 5/15/08 at a redemption price equal to 100% of the principal amount of the Marshall & Ilsley MiNotes, plus any accrued interest thereon, if any, upon at least 30 days prior notice to DTC, as the holder of the notes, as described in the Prospectus Supplement.